EXHIBIT 10.24

SUBLEASE

BETWEEN

LUCENT TECHNOLOGIES INC.
SUBLANDLORD

and

TDK MEDIACTIVE, INC.,

SUBTENANT

4373 Park Terrace Drive, Westlake Village, California

Dated:    April 19, 2002

* * * *

The mailing, delivery or negotiation of this Sublease shall not be deemed an offer to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Sublease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Sublease and the Prime Landlord has consented in writing to this Sublease. Until such execution and delivery of, and consent to this Sublease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

* * * *

(i)

(ii)

SUBLEASE

This Sublease is entered into as of this 19th day of April, 2002, by and between Lucent Technologies Inc., a Delaware corporation, with offices at 600 Mountain Avenue, Building 3, Murray Hill, NJ 07974, successor in interest to Ascend Communications, Inc., a Delaware corporation (hereinafter “Sublandlord”) and TDK Mediactive, Inc., a California corporation, with offices at 26115 Mureau Road, Suite B, Calabasas, California 91302 (hereinafter “Subtenant”).

INTRODUCTORY STATEMENTS

A.  By Lease Agreement dated July 21, 1997 (the “Original Lease”), as subsequently amended by that certain First Amendment to Lease dated August 6, 1998, that certain Second Amendment to Lease dated April 30, 1999, that certain Third Amendment to Lease dated as of January 5, 2000, that certain Fourth Amendment to Lease dated as of September 15, 2000, and that certain Fifth Amendment to Lease dated as of February 15, 2001 (the Original Lease as so amended is collectively referred to herein as the “Prime Lease”) LAFP Agoura Westlake, Inc., a California corporation (the “Prime Landlord”) as successor in interest to EOP Westlake Spectrum II, L.L.C., a Delaware limited liability successor in interest to Westlake Spectrum Associates, L.P., a California limited partnership, leased to Sublandlord the building located at 4373 Park Terrace Drive, Westlake Village, California (hereinafter called the “Building”).

B.  Subtenant has agreed to sublet from Sublandlord the Building.

C.  The parties desire to enter into this Sublease defining their respective rights, duties and liabilities relating to the Subleased Premises (defined below).

WITNESSETH

NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

1.   SUBLEASE

Sublandlord, for and in consideration of the Subtenant’s payment of the rent and performance of the covenants contained in this Sublease, does hereby demise and lease to Subtenant : all of Building 4373 as shown on the floor plan which is attached hereto as Exhibit A consisting of 14,767 rentable square feet of space (the “Subleased Premises”). Sublandlord and Subtenant hereby agree that the square footage set forth herein for the Subleased Premises shall be deemed to have been conclusively established for all purposes of this Sublease, Subtenant hereby agreeing to waive any rights to challenge the same based upon any new or revised measurement of the Subleased Premises.

2.   USE; PARKING

Subtenant shall be entitled to use the Subleased Premises for general office purposes, software testing and incidental product storage provided such use is consented to by the Prime Landlord. Subtenant shall be entitled to use fifty-nine (59) non-exclusive, non-reserved, and otherwise unassigned parking spaces which represents the same number of non-exclusive, non-reserved, and otherwise unassigned parking spaces afforded to Sublandlord under the terms of the Prime Lease for the Subleased Premises.

3.   PRIME LEASE

(a)  A true copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) is attached hereto as Exhibit C. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Subleased Premises to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Prime Lease. For purposes of this Sublease, references in the Prime Lease to the “term” shall mean the Term of this Sublease and references to the “premises” in the Prime Lease shall mean the Subleased Premises. Except as otherwise provided herein, when any fraction, factor or formula, which is based on the number of square feet leased, is expressed in the Prime Lease, it will be adjusted by substituting the number of square feet of the Subleased Premises for the number of square feet of the Premises leased in the Prime Lease. Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party’s breach, violation or nonperformance of any of its obligations under the Prime Lease, as incorporated herein. With the exceptions set forth herein, Subtenant shall be entitled to all of the rights and privileges of the Sublandlord as tenant under the terms of the Prime Lease with respect to the Subleased Premises. The following provisions of the Prime Lease shall not be incorporated into this Sublease: Basic Lease Information, sections 1, 2, 3.1, the last sentence of section 3.3, section 4, sections 16.1, 22, 30, Additional Provisions as set forth on Exhibit D to the Lease numbered 35, 36, 37(a), 37(b), 37(c), the First, Second, Third and Fourth Amendments to Lease in their entirety, and Fifth Amendment to Lease Sections I, II, III, IV, V.A., VII, VIII, IX, XII (other than XII.F.) and Exhibit A-1.

(b)  Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as the Prime Landlord has with respect to a breach of the Prime Lease, as if the same were more fully set forth at length herein, and Sublandlord shall have, with respect to Subtenant, this Sublease and the Subleased Premises, to the extent any such provisions are expressly incorporated herein, all of the rights, powers, privileges and immunities as are had by the Prime Landlord under the Prime Lease.

(c)  Notwithstanding any contrary provision of the Prime Lease incorporated herein by reference, Subtenant shall have no right to (i) an abatement of basic rent or additional rent by reason of casualty or condemnation, unless Sublandlord is entitled to a corresponding termination or abatement with respect to its corresponding obligation under the Prime Lease; or (ii) any renewal, extension or termination of the Term; (iii) any expansion, relocation, reduction or modification of the Subleased Premises; (iv) any option, right of first refusal, or right of first offer with respect to the purchase or lease of any interest in the real estate which the Subleased Premises are a part or any other real estate; (v) receipt of any payment of, or any other right to receive or participate in, any increase in the equity value of the real estate of which the Subleased Premises are a part or any other real estate; (vi) modify the use permitted hereunder; (vii) demand an estoppel certificate from Sublandlord; (viii) demand reimbursement or payment from Sublandlord in excess of payments actually paid by Prime Landlord and received by Sublandlord with respect to an exercise of the Prime Landlord’s relocation rights under the Prime Lease; (ix) any right to “self” insure its insurance obligations hereunder; and (x) any rights of set-off, or to determine the name of the Building or similar rights, as may be reserved to Sublandlord under the terms of the Prime Lease. Sublandlord shall have no right to relocate Subtenant from the Subleased Premises unless Prime Landlord exercises its relocation rights under the terms of the Prime Lease.

(d)  Except as otherwise provided herein, the time limits contained in the Prime Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Sublandlord’s part, as tenant thereunder, are changed for the purposes of incorporation herein by reference by shortening same in each instance by five (5) days, so that Subtenant shall have a lesser time to observe or perform hereunder than Sublandlord has under the corresponding provisions of the Prime Lease. In no event, however, shall Subtenant have less than three (3) business days to so observe or perform an obligation of Sublandlord under the Prime Lease that Subtenant is obligated to observe or perform pursuant to the provisions of this Sublease.

4.   DEFINITIONS

All terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease.

5.   PRIME LANDLORD

Subtenant agrees to look solely to the Prime Landlord, and not to Sublandlord, for the performance of all services and obligations of the Prime Landlord under the Prime Lease with respect to the Subleased Premises. At Subtenant’s expense and request, Sublandlord will take all reasonable actions necessary to enable Subtenant to enforce the Sublandlord’s rights as tenant under the Prime Lease with respect to the Subleased Premises.

6.   TERM

(a)  The term of this Sublease (the “Term”) shall be approximately three (3) years and ten (10) months, commencing on the date (the “Commencement Date”) which is the earlier to occur of (a) that date that is fifteen (15) days after completion of Subtenant’s Improvements described below, or (b) Subtenant’s occupancy of the Subleased Premises for business purposes, or (c) July 1, 2002 (the “Outside Date”) as the same may be extended as provided in Exhibit B attached hereto and ending, unless sooner terminated as herein provided or pursuant to law, at the close of business on February 27, 2006 (the “Expiration Date”).

(b)  Notwithstanding any of the foregoing, provided that Subtenant complies at all times with the provisions and requirements of this Sublease (other than the obligation to pay Base Rent), upon mutual execution and delivery of this Sublease by Subtenant, Sublandlord and Prime Landlord, and delivery by Subtenant to Sublandlord of a certificate of insurance naming Sublandlord and Landlord as additional insureds, with coverages acceptable to Sublandlord and Prime Landlord, Subtenant may enter the Subleased Premises to construct its Tenant Improvements pursuant to paragraph 10 below, and install its furniture, fixtures and equipment. Prior occupancy for said purposes shall not commence the Sublease Term, unless Subtenant begins conducting business from the Premises.

7. RENT

a.  Subtenant shall pay to Sublandlord, without any abatement, deduction or set off or deferment for any reason, basic rent (“Base Rent’), in lawful money of the United States of America, in advance on the first day of each calendar month of the Term hereof commencing on the first day of the fifth month following the Commencement Date (“Rent Commencement Date”) in the following amounts and in accordance with the following schedule:

Months	Monthly Base Rent
1–4	$0
5–12	$21,875.00
13–24	$23,196.25
25–36	25,920.33
36–Expiration Date	$27,318.95

If the Term commences on a date other than the first day of the month or ends on other than the last day of a month, a proportionately lesser sum may be paid for the first and last months of the Term of this Sublease.

b.  In addition to the Base Rent set forth in section 7.a. above, Subtenant shall pay Sublandlord (as and five (5) days prior to the due date for same under the terms of the Prime Lease), as Additional Rent, its Proportionate Share of all Operating Expenses (as such term is defined in the Prime Lease), Taxes (as such term is defined in the Prime Lease), tenant electric, utilities and other charges which Sublandlord is obligated to pay to Prime Landlord under the terms of the Prime Lease (collectively referred to herein as “Expenses”) in excess of the Subtenant’s Proportionate Share of Expenses for the calendar year 2002 (the “Base Expenses”). Subtenant’s “Proportionate Share” shall be 100% of charges due under the Prime Lease with respect to the Subleased Premises, provided, however, the Base Expenses shall be calculated based upon the Operating Costs that would have been incurred if the Subleased Premises had been 100% occupied during the entire calendar year 2002 as provided in the Prime Lease.

c.  The terms “Base Rent” and “Additional Rent” are sometimes referred to herein as “Rent” or “rent” and shall include all sums due from Subtenant to Sublandlord under the terms of this Sublease. All Rent shall be payable at the office of the Sublandlord at the following address:

Lucent Technologies Inc.
600 Mountain Avenue, Building 3
Murray Hill, NJ 07974
Attention: Lease Administration

or at such other address as directed by notice from Sublandlord to Subtenant.

d.  If Subtenant shall fail to pay any installment of Rent before the sixth day after such Rent is due and payable, Subtenant shall pay a charge (the “Late Charge”) which shall be 5% of the amount of such unpaid installment of Rent, provided however, no Late Charge will be assessed if the late payment was the first in the last twelve month period preceding the late payment that Subtenant failed to pay Rent on or before the sixth (6th) day after Rent is due and payable. The parties agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by Sublandlord in processing each delinquent payment of Rent by Subtenant and that such Late Charge shall be paid to Sublandlord as liquidated damages for each delinquent payment.

In addition to the Late Charge referred in this subparagraph (d), which are intended to defray Sublandlord’s costs resulting from late payments, Sublandlord shall also be entitled to its rights under Section 16.2 of the Prime Lease as incorporated herein by reference in paragraph 3 above.

8.   REFUNDS

Provided Subtenant is not in default under this Sublease, Sublandlord shall pay to Subtenant any sums which Sublandlord is entitled to receive from the Prime Landlord under the Prime Lease with respect to the Subleased Premises during the Term, including, but not limited to, any refunds of basic rent or additional rent which has been paid by Subtenant; however, such sums shall be paid to Subtenant only if Sublandlord has received payment of same from Prime Landlord. Payment (less any sums expended by Sublandlord for collection thereof) shall be made by Sublandlord to Subtenant within thirty (30) days of Sublandlord’s receipt of any such sum.

9.   SECURITY DEPOSIT

Subtenant, upon the consent of Prime Landlord to this Sublease shall deposit with Sublandlord the sum of Eighty Thousand and 00/100 Dollars ($80,000.00) as security for the full and faithful performance of every portion of this Sublease to be performed by Subtenant (“Security Deposit”), except no amount of said Security Deposit shall be applied toward the payment of Rent under the Sublease. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of this Security Deposit to remedy such default. If any portion of said Security Deposit is so used or applied, Subtenant shall, within ten (10) days after demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep this Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on such Security Deposit. Sublandlord shall refund a portion of the Security Deposit in accordance with the following schedule and upon the following conditions:

•
Twenty-five percent (25%) of the Security Deposit, equal to Twenty Thousand and 00/100 Dollars ($20,000.00) to be returned to Subtenant after the first six (6) months of the Term, provided Subtenant is not in default under the terms of this Sublease;

•
Twenty-five percent (25%) of the security deposit, equal to Twenty Thousand and 00/100 Dollars ($20,000.00) to be returned to Subtenant after the first twelve (12) months of the Term, provided Subtenant is not in default under the terms of this Sublease;

•
Twenty-five percent (25%) of the security deposit, equal to Twenty Thousand and 00/100 Dollars ($20,000.00) to be returned to Subtenant after the first eighteen (18) months of the Term, provided Subtenant is not in default under the terms of this Sublease;

•
Twenty-five percent (25%) of the security deposit, equal to Twenty Thousand and 00/100 Dollars ($20,000.00) to be returned to Subtenant at the end of the Term, provided Subtenant is not in default under the terms of this Sublease.

Provided Subtenant is not in default of this Sublease at the time of any such disbursement, Sublandlord shall remit payment of a portion of the security deposit accordance with this paragraph 9 to Subtenant within thirty (30) days of expiration of the each of the above periods of the Term. If such payment is not made within thirty (30) days of the date of Sublandlord’s receipt of written notice from Subtenant (“Deposit Notice”), Subtenant shall be entitled to receive an additional five percent (5%) of such payment as a late charge. Subtenant’s Deposit Notice shall expressly state Subtenant is entitled to receive a late charge in accordance with the terms of Section 9 of the Sublease in the event such payment is not timely made.

10.   SUBTENANT FIT-UP

Sublandlord shall provide to Subtenant an improvement allowance (the “Allowance”) equal to Two Hundred Eleven Thousand Four Hundred Eighty-Five and 00/100 Dollars ($211,485.00) (fifteen and 00/100 dollars ($15.00) per usable square foot multiplied by 14,099 usable square feet of the Subleased Premises). Subtenant shall cause its initial subleasehold improvements (“Subtenant Improvement Work”) to the Subleased Premises to be constructed in accordance with the terms of this Sublease and the Work Letter attached as Exhibit A-2 of the Fifth Amendment to the Prime Lease (the “Work Letter”) which Work Letter is incorporated herein by reference in accordance with paragraph 3 of this Sublease. Subtenant shall be responsible for all planning and managing of all activities associated with the Subtenant Improvement Work, including any costs for floor plans in excess of one (1) initial space plan provided by Sublandlord for purposes of estimating Subtenant’s Improvement Work costs.

11.   ALTERATIONS

Subtenant shall not make any alterations, improvements or installations in or to the Subleased Premises without the prior written consent of Sublandlord. All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances, if required, shall be subject to the Prime Landlord’s approval as provided in the Prime Lease. Any alterations, improvements or installations consented to by Sublandlord shall be made by Subtenant or Subtenant’s contractors, subject to the approval of Sublandlord and to the extent required under the terms of the Prime Lease, subject to the approval of Prime Landlord, at the sole cost and expense of Subtenant.

12.   REPAIRS AND MAINTENANCE

Subtenant shall inspect the Subleased Premises prior to the Commencement Date. Upon occupancy, Subtenant accepts the Subleased Premises in its “as-is” and, “where-is” condition. Any repair and maintenance obligations with respect to the Subleased Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed by Subtenant at Subtenant’s sole cost and expense. Subtenant agrees that it will notify Sublandlord promptly of the need for any repair to the Subleased Premises in excess of $5,000.00, even if Sublandlord is not responsible for any such repair. Sublandlord makes no representation or warranty relating to the condition or suitability of the Subleased Premises. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that Prime Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Prime Landlord thereof. Sublandlord shall have no liability to Subtenant for Prime Landlord’s failure to make any such repair.

13.   UTILITIES AND SERVICES

Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease. Subtenant shall look solely to the Prime Landlord for the provision of such services and utilities, and Sublandlord shall not be responsible for Prime Landlord’s failure to provide the same nor shall any such failure constitute an abrogation of any other terms or conditions of this Sublease. In addition to Subtenant’s obligation to pay its Proportionate Share of the cost of such utilities and services, to the extent that Prime Landlord charges Sublandlord for any services or utilities or increases the cost of such services or utilities and such charge or increase is due to Subtenant’s use of the Subleased Premises or such utilities or services, Subtenant agrees to pay the charges therefore promptly upon receipt of Sublandlord’s bill.

14.   ASSIGNMENT AND SUBLEASING

Subtenant shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part, other than in accordance with the terms of Section 14 of the Prime Lease incorporated herein by reference. Notwithstanding the foregoing, any such assignment or subletting shall be subject to the approval of the Prime Landlord..

15.   INSURANCE

Subtenant agrees to comply with all of the insurance requirements and obligations of Sublandlord as set forth in the Prime Lease and to name both Sublandlord and Prime Landlord as additional insureds on any required insurance policies.

16.   NON-BINDING MEDIATION

a.  If a dispute arises out of or relates to this Sublease, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through non-binding mediation by submitting the dispute to a sole mediator selected by the parties or, at the option of a party, to mediation by the American Arbitration Association (“AAA”). If such dispute is not resolved by such non-binding mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled during the mediation.

b.  The direct expenses of the mediation, including the compensation and expenses of the mediator and the fees of the AAA, shall be borne equally by the parties. All other costs incurred by the parties to this Sublease, including the parties’ legal expenses and their witnesses’ expenses, shall be borne by the party incurring the expense. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

17.   INTENTIONALLY OMITTED.

18.   LIMITATIONS ON SUBLANDLORD’S LIABILITY

a.  Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Subtenant accepts the Subleased Premises in AS IS condition.

b.  If Sublandlord assigns its leasehold estate in the Building, Sublandlord shall have no obligation to Subtenant that arises after that assignment provided that assignee assumes all of Sublandlord’s obligations under this Sublease (including with respect to Subtenant’s Security Deposit). Subtenant shall then recognize Sublandlord’s assignee as Sublandlord of this Sublease.

c.  Sublandlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the

Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant’s expense and upon prior notice to Sublandlord, and in the name of Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord’s obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Subtenant’s exercise of its rights under this paragraph.

d.  Notwithstanding anything to the contrary contained in this Sublease, any covenants, representations, indemnifications or other undertakings of Prime Landlord under the Prime Lease shall not be deemed to be made by, or otherwise constitute obligations of Sublandlord under this Sublease.

19.   ESTOPPEL CERTIFICATES

Subtenant agrees that from time to time upon not less than ten (10) days prior notice by Sublandlord, Subtenant, or its duly authorized representative having knowledge of the following facts will deliver to Sublandlord, or to such person or persons as the Sublandlord may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent and other charges have been paid; (c) that to the best of the Subtenant’s knowledge, Sublandlord is not in default under any provision of this Sublease or if in default, the nature thereof in detail. In addition, Subtenant agrees, from time to time upon not less than five (5) business days prior notice by Sublandlord, to deliver to Sublandlord an estoppel certificate in a form as required under the Prime Lease.

20.   SUBORDINATION

This Sublease shall be subject and subordinate to the Prime Lease, and any ground lease, and to any mortgage, deed of trust or security interest in either of them or on the fee simple interest in the Building or the land on which the Building is located.

21.   CASUALTY AND CONDEMNATION

If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the provisions of Section 12 or 13 of the Prime Lease, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant’s property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

22.   CONSENT OR APPROVAL OF PRIME LANDLORD

If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord or Subtenant may forward a request for consent or approval to the Prime Landlord, but Sublandlord shall not be responsible for obtaining such consent or approval. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

23.   NOTICES

All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope or by nationally recognized overnight delivery service as follows:

To Subtenant (prior to June 30, 2002):

TDK Mediactive, Inc.
26115 Mureau Road, Suite B
Calabasas, CA 91302
Attention:    Martin G. Paravato

To Subtenant (after to July 1, 2002):

TDK Mediactive, Inc.
26115 Mureau Road, Suite B
Calabasas, CA 91302
Attention:    Martin G. Paravato

To Sublandlord:

Lucent Technologies Inc.
600 Mountain Avenue, Building 3
Murray Hill, NJ 07974
Attention:    Lease Administration

with a copy to:

Lucent Technologies Inc.
600 Mountain Avenue, Building 3
Murray Hill, NJ 07974
Attention:    Corporate Counsel—Real Estate

with a copy to:

Lucent Technologies Inc.
2633 Camino Ramon, Suite 300
San Ramon, CA 94583
Attention:    Real Estate Transaction Manager

It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus thirty (30) days and shall be entitled to give Subtenant the amount of notice required to be given tenant under the Prime Lease less five (5) days. All notices shall be deemed given upon receipt or rejection.

Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than three (3) persons.

24.   ROOFTOP EQUIPMENT

Subject to and in compliance with the terms of the Prime Lease, Subtenant shall have the non-exclusive right, at its sole cost and expense, to place satellite dishes or antennas on a portion of the roof of the Building. Subtenant shall have no obligation to pay Rent for such right, but shall be responsible for all costs associated with the installation and removal of equipment upon termination, as well as maintenance of the roof areas affected by said equipment.

25.   SIGNS

Subject to and in accordance with the terms of the Prime Lease, Subtenant, at its sole cost, shall be permitted to place signage on the Building exterior, as well as building standard signage in the Building lobby and at the entrance to the Premises, provided it (i) is permitted pursuant to the Prime Lease and has been approved by the Prime Landlord prior to any installation, (ii) conforms to Prime Landlord’s reasonable design criteria, (iii) has been approved by the City of Westlake Village prior to installation, and (iii) at all times is in compliance with all Legal Requirements. Upon the Expiration Date, Subtenant, at its sole cost and expense, shall remove any and all such signage and restore the exterior of the Building to a condition it was prior to installation of such signage, reasonable wear and tear excepted. .

26.   BROKERS

The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease, except Cushman & Wakefield (“Sublandlord’s and Subtenant’s Broker”) as a dual agent and representative. Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay the commissions of the Broker in accordance with a separate agreement.

27.   SUBLANDLORD’S AND SUBTENANT’S POWER TO EXECUTE

Sublandlord (subject to Prime Landlord’s consent) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

28.   TABLE OF CONTENTS-CAPTIONS

The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Sublease nor in any way affect this Sublease.

29.   HOLDING OVER

Subtenant shall not be entitled to remain in possession of the Subleased Premises after expiration of this Sublease. In the event Subtenant does not immediately surrender the Subleased Premises upon the expiration or earlier termination of this Sublease, then the Rent shall be increased 200% of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Sublease if the term had continued during such holdover period, and Subtenant shall be responsible for all damages incurred by Sublandlord as a result of the holdover, including without limitation consequential damages. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Subleased Premises shall have been vacated and surrendered. Sublandlord’s acceptance of such rent shall not in any manner adversely affect Sublandlord’s other right sand remedies, including Sublandlord’s right to evict Subtenant and to recover damages.

30.   CONSENT TO SUBLEASE BY PRIME LANDLORD

This Sublease shall not become operative until and unless the Prime Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for Prime Landlord’s failure to consent to this Sublease, but shall make reasonable efforts to obtain such consent. Should Prime Landlord not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights in law or in equity with respect to this Sublease.

31.   ENTIRE AGREEMENT

This Sublease (which includes each of the Exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) shall expressly refer to this Sublease and (b) shall be executed by the party against whom enforcement of the change, modification, termination, discharge or waiver shall be sought.

32.   MISCELLANEOUS PROVISIONS

a.  As used herein each gender includes the others and any singular word or term shall also be read as in the plural, and vice versa, whenever the sense of this Sublease may require it.

b.  This Sublease shall not be recorded and any attempted recordation hereof shall be void and shall constitute a default by the party attempting such recordation.

c.  This Sublease may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

d.  If any one or more of the terms, provisions, covenants or restrictions of this Sublease shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, but the general intent and purpose of this Sublease can still be carried out, then the remainder of the terms, provisions, covenants and restrictions of this Sublease shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

e.  This Sublease is the result of negotiations between knowledgeable parties and their respective attorneys; accordingly it shall be construed without regard to any presumption or rule requiring construction against the party causing an instrument or any portion thereof to be drafted.

[SIGNATURES ARE ON NEXT PAGE AND BALANCE OF THIS PAGE IS BLANK]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

ATTEST/WITNESS:	SUBLANDLORD
Lucent Technologies Inc.
a Delaware corporation
	By:	(SEAL)

Name and Title	Michael W. Charles
Transaction Manager

ATTEST/WITNESS:	SUBTENANT
TDK Mediactive, Inc.
a California corporation

/s/ Martin G. Paravato	By: /s/ Shin Tanabe	(SEAL)

Martin G. Paravato, CFO Name and Title	Shin Tanabe, President Name and Title

Prime Landlord executes this Sublease solely as evidence of its consent to the Sublease. Prime Landlord’s consent to this Sublease shall not in any way be deemed a modification of the Prime Lease. Prime Landlord’s consent to this Sublease shall not relieve Sublandlord of the obligation to obtain Prime Landlord’s consent to any further subleasing.

ATTEST/WITNESS:	PRIME LANDLORD
LAFP Agoura Westlake Inc.,
a California corporation

By:

Name and Title	Name and Title